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                                                                   Exhibit 10.24


EX-10.24 Fifth Amendment to Loan Agreement by and between the Company and CommerceBank, N.A. dated as of August 15, 2003.

                                 FIFTH AMENDMENT
                                TO LOAN AGREEMENT


         THIS FIFTH AMENDMENT to LOAN AGREEMENT is entered into as of the 15th day of August, 2003, by and between AESP, INC. (formerly known as Advanced Electronic Support Products, Inc.), a Florida corporation (the "Borrower") and COMMERCEBANK, N.A. (the "Bank").

                                    RECITALS:

A. Borrower and Bank entered into that certain loan agreement (the "Loan Agreement") dated September 23, 1999 under the terms of which Bank agreed to lend Borrower $3,500,000.

B. Borrower and Bank executed and delivered that certain First Amendment to Loan Agreement (the First Amendment") dated September 2, 2000 between them. In connection with the First Amendment, Borrower executed and delivered to Bank that certain Renewal Promissory Note dated September 2, 2000 (the "Renewal Note") in the original principal amount of $3,500,000.

C. Borrower and Bank executed and delivered that certain Second Amendment to Loan Agreement (the Second Amendment") dated March 16, 2001 between them. In connection with the Second Amendment, Borrower executed and delivered to Bank that certain Renewal Promissory Note dated March 16, 2001 (the "Second Renewal Note") in the original principal amount of $4,000,000.

D. Borrower and Bank executed and delivered that certain Third Amendment to Loan Agreement (the Third Amendment") dated September 21, 2001 between them. In connection with the Third Amendment, Borrower executed and delivered to Bank that certain Renewal Promissory Note dated September 21, 2001 (the "Third Renewal Note") in the original principal amount of $4,000,000.

E. Borrower and Bank executed and delivered that certain Extension Letter Agreement (the "Letter Agreement") dated September 18, 2002 between them, which, among other things, extended the term of the Line of Credit until January 23, 2003 and reduced the Maximum Line of Credit Amount to $1,900,000.

F. Borrower and Bank executed and delivered that certain Fourth Amendment to Loan Agreement (the Fourth Amendment") dated January 17, 2003 between them. In connection with the Fourth Amendment, Borrower executed and delivered to Bank that certain Renewal Promissory Note dated January 17, 2003 (the "Fourth Renewal Note") in the original principal amount of $1,900,000.

F. Borrower and Bank desire to amend certain terms of the Loan Agreement, as amended, pursuant to the terms hereof to among other things extend the term of the Line of Credit.



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         NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms used herein shall have the same meanings as used in Section 1 of the Loan Agreement, unless otherwise defined in this Fifth Amendment.

         SECTION 2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended in the following respects:

                  (a) PERMANENT REDUCTION AND TERMINATION OF LINE OF CREDIT. The existing section 2.9 of the Loan Agreement shall be deleted and replaced by the following:

                           "2.9 Permanent Reduction and Termination of Line of
                  Credit. (a) Borrower shall be make a principal payment on or before September 30, 2003 of not less than One Million Dollars ($1,000,000). If Borrower obtains a new lending arrangement to enable it to make such principal payment, all of the available credit under such financing arrangement shall be utilized to make such principal payment. Such prepayment shall permanently reduce the Maximum Line of Credit Amount by the amount of such prepayment. In the event that the Borrower makes the minimum prepayment described above, but fails to pay the Line of Credit in full by September 30, 2003, Borrower shall pay to Lender an extension fee of Ten Thousand Dollars ($10,000) by September 30, 2003. Bank agrees to consider in good faith any request from Borrower for the Bank to release it's lien on Receivables; provided that (1) Borrower provides Bank with copies of all documentation associated with such financing in advance to facilitate Bank's credit evaluation of such transaction and the final documentation for such transaction shall be satisfactory to Bank, (2) the Receivables being released are being pledged to a lender who is providing financing to enable Borrower to make the payments required by this Section 2.9, (3) Bank 's internal credit committee is satisfied in its sole and absolute discretion with the terms of such new transaction and it' s impact on the Borrower's credit position with the Bank, and (4) Borrower agrees to execute and deliver to Bank any amendments, documents or certificates deemed necessary by Bank as a result of such transaction.

                           (b) On or before December 1, 2003 Borrower shall
                  satisfy all outstanding Obligations to Lender under the Line of Credit. On the earlier to occur of a prepayment of all Obligations hereunder or December 1, 2003, the Lender's obligations to make Advances under the Line of Credit shall be terminated, the Maximum Line of Credit Amount shall be reduced to zero ($0), and all of Borrower's Obligations under the Loan Agreement shall be immediately due and payable. Borrower acknowledges that Borrower's obligations under this section


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                  are not dependent on the availability of any particular form of credit or any other condition.

                  (b) INVENTORY LIMITATION. Section 2.1(b)(ii)(1) of the Loan Agreement shall be amended by deleting "Six Hundred Thousand ($600,000)" and inserting "Five Hundred Thousand ($500,000)" as a replacement.

                  (c) FINANCIAL COVENANTS. Sub-sections 5.14 (a) and (b) of the Loan Agreement shall be amended and restated as follows:

                                                     "(a) Debt to Tangible Net
                                    Worth. As of the end of each quarter, the Borrower shall have a debt to Tangible Net Worth ratio of not more than 3:1. For the quarters ending June 30, 2003 and September 30, 2003, the Borrower shall have a debt to Tangible Net Worth ratio of not more than 3.25:1.00. Such ratio shall be tested quarterly based on the Borrower's financial statements.

                                                     (b) Tangible Net Worth.
                                    Borrower shall at all times maintain a
                                    Tangible Net Worth of not less than
                                    $3,250,000. For the quarters ending June 30,
                                    2003 and September 30, 2003, Borrower shall at all times maintain a Tangible Net Worth of not less than $2,850,000"

                           (d) OTHER CONFORMING CHANGES: The Loan Agreement is
amended as follows:

                                    (i) Definition of Line of Credit Note. The
                  definition of Line of Credit Note shall be amended and restated to read as follows:

                           "Line of Credit Note" shall mean that certain Fifth Renewal Promissory Note, dated August 15, 2003, of Borrower to Lender in the aggregate principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000) which Fifth Renewal Promissory Note amended, renewed and updated that certain Fourth Renewal Promissory Note, dated January 17, 2003 executed by Borrower, in favor of Lender.

                                    (ii) Definition of Line of Credit Maturity
                  Date. The definition of Line of Credit Maturity Date shall be amended and restated to read as follows:

                           "Line of Credit Maturity Date" shall mean September 30, 2003, or such earlier date as payment of the Line of Credit shall be due and payable in full, whether by mandatory prepayment, acceleration or otherwise;



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                           provided, that such date shall be extended to
                           December 1, 2003 if Borrower makes the minimum principal payment described in Section 2.9(a) of this Agreement and an Event of Default shall not have otherwise occurred and be continuing.

                                    (iii) Definition of Loan Documents. The
                  definition of the term "Loan Documents" in the Loan Agreement shall include this Fifth Amendment, the Fourth Amendment, the Letter Agreement, the Third Amendment, the Second Amendment, the First Amendment, the Line of Credit Note, The Fifth Renewal Note, the Security Agreement, the Commitment Letter and all other documents executed and delivered by the parties which evidence, secure or otherwise relate to the transaction contemplated by this Fifth Amendment.

                                    (iv) Definition of Maximum Line of Credit
                  Amount. The definition of Maximum Line of Credit Amount shall be amended and restated to read as follows:

                            "Maximum Line of Credit Amount" shall mean One
                           Million Nine Hundred Thousand Dollars ($1,900,000), subject to reduction as described in Section 2.9 of this Agreement".

                                    (v) Addition to Events of Default. Add the
                  following to Section 6.1 of the Loan Agreement:

                           "(m) Borrower's failure to make the prepayments required under Section 2.9 of the Loan Agreement

         SECTION 3. NO EVENT OF DEFAULT. Borrower hereby certifies to Bank that
(a) it has kept, observed, performed and fulfilled each and every covenant, provision and condition of the Loan Agreement and the other Loan Documents on its part to be performed, (b) that all representations and warranties of the Borrower made in the Loan Agreement are true and correct as of the date hereof except for those representations and warranties which are made as of a particular date, which such representations and warranties are true and correct as of such date, (c) that no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default has occurred and is continuing under the Loan Agreement, both before and after giving effect to the amendment contemplated hereby, except any Event of Default that has previously occurred and which has been specifically waived in writing by the Bank, and (d) as of the date of this Fifth Amendment, Borrower has no defenses or counterclaims with respect to Bank's rights to collect all amounts due to it under the Loan Documents.

         SECTION 4. LOAN AGREEMENT CONFIRMED. The Loan Agreement, as amended hereby, is reaffirmed and restated herein by Borrower and Bank, and said Loan Agreement is hereby incorporated herein by reference as fully as if set forth in its entirety in this Fifth Amendment.




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         SECTION 5. CONDITIONS PRECEDENT TO BANK'S OBLIGATIONS. Banks
obligations under this Fifth Amendment shall be subject to the satisfaction of each of the following conditions precedent:

                  (a) Borrower shall have executed and deliver this Fifth Amendment, the Fifth Renewal Note and all other documents requested by Bank and all Loan Documents shall be in full force and effect.

                  (b) Bank shall have received (i) a certificate of the secretary of Borrower certifying that attached thereto are true and correct copies of (A) the bylaws of Borrower, as amended through the date of such certification and (B) resolutions duly adopted by Borrower' s board of directors authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party, which resolutions have not been altered or amended in any respect and remain in full force and effect, (ii) the names of each of the officers of Borrower authorized to execute and deliver the Loan Documents; (iii) a certificate of the applicable State authority, dated as of a recent date, as to the good standing of Borrower; and (iv) a certificate of the Florida Department of State, dated as of a recent date, certifying that attached are true and correct copies of the articles of incorporation of the Borrower filed with such agency.

                  (c) Borrower shall cause to be delivered to Bank such other documents, certificates or affidavits as may be reasonably requested by Bank in connection with consummating the transaction evidenced by this Fifth Amendment.

                  (d) An opinion of counsel from counsel to Borrower in a form reasonably satisfactory to Lender.

                  (e) Borrower shall pay to lender an extension fee in the amount of Fifteen Thousand Dollars ($15,000) on the date of this Fifth Agreement.

         SECTION 6.  MISCELLANEOUS.

                  (a) INVALIDITY. In the event that any one or more of the provisions contained in this Fifth Amendment shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Fifth Amendment.

                  (b) COUNTERPARTS. This Fifth Amendment may be executed in several counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (c) REFERENCE. From and after the effective date hereof, all references to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended by this Fifth Amendment.



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                  (d) GOVERNING LAW. THIS Fifth AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                  (e) GOVERNING DOCUMENT. In the event of a conflict between the terms and conditions of this Fifth Amendment and the Commitment Letter, the terms and conditions of this Fifth Amendment shall control in all respects.

                            SIGNATURE PAGE TO FOLLOW






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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Loan
Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

                                       Borrower:


                                       AESP, INC.


                                       By: /s/ Roman Briskin
                                           -------------------------------------
                                       Name: Roman Briskin
                                       Its:  Vice President


                                       Bank:


                                       COMMERCEBANK, N.A.


                                       By: /s/ Alan L. Hills
                                           -------------------------------------
                                       Name: Alan L. Hills
                                       Its:  Vice President